Exhibit 23.1

CBIZ CPAs P.C. 777 S. Figueroa Street Suite 2900 Los Angeles, CA 90017 P: 310.432.7400 CBIZ.COM CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 26, 2025 with respect to the financial statements of Capstone Green Energy Holdings, Inc. appearing in the Annual Report on Form 10-K for the year ended March 31, 2025. Los Angeles, CA October 8, 2025